UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2017

FleetCor Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia		30092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770) 449-0479

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2017, upon the recommendation of the Compensation, Nominating and Corporate Governance Committee, the Board of Directors of FleetCor Technologies, Inc. (the "Company") voted to increase the size of the Board of Directors from eight to nine directors and appointed Ms. Hala Moddelmog to the Board of Directors to fill the vacancy. Ms. Moddelmog will serve as a Class II Director with a term ending in 2018. She will serve on the Compensation, Nominating and Corporate Governance Committee.

Ms. Moddelmog, 61, is the President & CEO of the Metro Atlanta Chamber, a position she has held since 2014. She is the first female leader of the 156-year-old organization, which covers 29 counties and more than 15 Fortune 500 companies as well as a multitude of small and medium-sized enterprises in the 9th largest metropolitan region in the United States. From 2010 to 2013, Ms. Moddelmog was the President of Arby’s Restaurant Group, Inc. – a division of Wendy's/Arby's Group, Inc. (NYSE: WEN). Prior to her tenure at Arby’s Ms. Moddelmog was President & CEO of Susan G. Komen for the Cure, CEO of Catalytic Ventures, LLC, and President of Church’s Chicken (a subsidiary of AFC Enterprises, Inc. (NASDAQ: AFCE)). Ms. Moddelmog served on the Board of Amerigroup Corporation (NYSE: AGP) from 2009 to 2012, where she served on the Corporate Governance and Nominating Committee, and from 2008 to 2010 she served on the Board of AMN Healthcare Services, Inc. (NYSE: AHS), also on the Corporate Governance and Nominating Committee as well as the Compensation Committee. Ms. Moddelmog also has served on the Boards of several large nonprofits. At the time of her election, the Board considered Ms. Moddelmog’s more than 20 years of experience leading high growth companies, her experience enhancing the value of such companies, her marketing expertise, her international experience, her community ties, and her experience serving on several public company and large non-profit Boards.

Ms. Moddelmog was not elected pursuant to any arrangement or understanding with the Company or any other person, and there are no actual or proposed transactions between Ms. Moddelmog or any of her immediate family members and the Company that would require disclosure under Item 404(a) of Regulation S-K in connection with her appointment as a director of the Company. The Board of Directors has affirmatively determined that Ms. Moddelmog qualifies as an independent director as defined by the listing standards of the New York Stock Exchange and the Company’s corporate governance guidelines.

Ms. Moddelmog is entitled to receive the compensation and participate in the plans applicable to the Company’s nonemployee directors, as set forth in the Company’s filings with the Securities and Exchange Commission, and was granted 834 shares of restricted common stock of the Company, consistent with the Company’s standard nonemployee director compensation package and her appointment in the middle of the calendar year following the completion of two quarterly Board meetings. The restricted shares vest on January 1, 2018, provided she remains a director on such date. Ms. Moddelmog has entered into the Company’s standard indemnification agreement. Except as set forth above, there is no other material plan, contract or arrangement in which Ms. Moddelmog will participate in connection with her appointment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

April 26, 2017	By:	/s/ Brad Slutsky

Name: Brad Slutsky
Title: General Counsel